IN THE UNITED STATES DISTRICT COURT
FOR THE WESTERN DISTRICT OF TEXAS
SAN ANTONIO DIVISION

LOOP MEDIA, INC., and RETAIL MEDIA TV, INC.,	§	
Plaintiffs,	§	
V.	§	CIVIL ACTION NO. SA-24-CA-1302-FB
GEMCAP SOLUTIONS, LLC,	§	
Defendant.	§	

ORDER REGARDING PLAINTIFF'S APPLICATION FOR TEMPORARY RESTRAINING ORDER AND FURTHER ORDERS OF THE COURT

This Order addresses Plaintiff Loop Media, Inc.'s ("Loop Media") application for a temporary restraining order against Defendant GemCap Solutions, LLC ("GemCap"), filed on November 13, 2024. (Contained within docket no. 2). The Court grants in part and denies in part the application. The request for a temporary restraining order was filed with notice to GemCap.

Loop Media seeks to enjoin GemCap from "continuing to exercise its remedies pursuant to loan documents" signed by the parties. (Application [docket no. 2] at page 2). Loop Media argues GemCap refused to advance funds without notice; accelerated amounts due; swept $1.4 million from Loop Media's accounts at Chase Bank; imposed fees, interest and penalties; and scheduled a UCC sale of Loop Media's personal property on December 5, 2024, in breach of the loan documents and the covenant of good faith and fair dealing. (Memorandum [docket no. 2-1] at pages 11-18). Given the immediacy of the issue, the Court will be brief.

Before a court may issue a temporary restraining order or preliminary injunction, a plaintiff must establish the following four elements:

(1) a substantial likelihood that plaintiff will prevail on the merits,

(2) a substantial threat that plaintiff will suffer irreparable injury if the injunction is not granted,

(3) that the threatened injury to plaintiff outweighs the threatened harm the injunction may do to defendant, and

(4) that granting the preliminary injunction will not disserve the public interest.

Canal Auth. v. Callaway, 489 F.2d 567, 572 (5th Cir. 1974) (internal citations omitted). "The party seeking such relief must satisfy a cumulative burden of proving each of the four elements enumerated before a temporary restraining order or preliminary injunction can be granted." *Clark v. Prichard*, 812 F.2d 991, 993 (5th Cir. 1987) (internal citations omitted). The purpose of a temporary restraining order is to "preserve the status quo and prevent irreparable harm just so long as is necessary to hold a hearing, and no longer." *Garcia v. Contreras*, No. 3:13-CV-2609, 2013 WL 12100779, at *1 (N.D. Tex. July 12, 2013) (citing *Granny Goose Foods, Inc. v. Bd. of Teamsters & Auto Truck Drivers*, 415 U.S. 423, 439 (1974)).

Loop Media argues it will suffer irreparable harm in the form of damage to its reputation and the potential loss of its business if the Court does not grant the injunction. But, other than the UCC sale set for December 5, 2024, Loop Media has failed to demonstrate harm between now and the time at which the Court might grant a preliminary injunction enjoining GemCap from continuing to exercise its remedies pursuant to the loan documents. Moreover, granting a temporary restraining order requiring GemCap to stop exercising the remedies at issue other than the UCC sale would alter–not preserve–the status quo. Such an action would contradict the purposes underlying temporary restraining

orders. *Garcia v. Contreras*, C.A. No. 3:13-cv-2609, 2013 WL 12100779, at *1 (N.D. Tex. July 12, 2013).

IT IS THEREFORE ORDERED that Plaintiff Loop Media's Application for an Emergency Temporary Restraining Order (contained within docket no. 2) is GRANTED in PART and DENIED in PART. In order to preserve the status quo, the application is GRANTED to the extent that Defendant GemCap Solutions, LLC is TEMPORARILY RESTRAINED from auctioning the personal property of Loop Media, Inc. and Retail Media TV, Inc. via public sale pursuant to Section 9-610 of the Uniform Commercial Code. In all other respects, the application is DENIED.

This Order is issued at 8:15 a.m. on November 15, 2024.

Unless extended, this Order shall expire as of 8:15 a.m on November 29, 2024.

The Court in its discretion sets bond at $1.00 and requires posting of this bond by Plaintiff immediately following this Order.

IT IS FURTHER ORDERED that this case shall be referred by separate Order to United States Magistrate Judge Elizabeth S. Chestney for further pretrial proceedings, including Plaintiff's request for a preliminary injunction (contained within docket no. 2). The process and schedule of that proceeding is left to the discretion of Magistrate Judge Chestney.

IT IS FINALLY ORDERED that the Clerk of Court shall send a copy of this Order to Defendant and defense counsel via regular mail and email at:

Defendant:

GemCap Solutions, LLC
David Ellis, Co-President
Michael Berens, In-House Counsel
9901 I.H. 10 West, Suite 800
San Antonio, TX 78230
dellis@gemcapsolutions.com
mberens@gmail.com

Counsel to Defendant: Jackson Walker
Julia Mann
Emily Kissler
1900 Broadway Suite 1200
San Antonio, TX 78215
jmann@jw.com
ekissler@jw.com

It is so ORDERED.

SIGNED this 15th day of November, 2024.

FRED BIERY
UNITED STATES DISTRICT JUDGE